WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT, dated as of September 20, 2010 (this “Agreement”), is made by and between Maiden Holdings Ltd., a Bermuda company (the “Company”), and Barry Zyskind (the “Warrant Holder”).  The Company and Warrant Holder are each referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, the Warrant Holder holds that certain Warrant, issued by the Company on June 7, 2007, to purchase 1,350,000 of the Company’s common shares at $10.00 per share (the “Warrant”);

WHEREAS, the Company and the Warrant Holder wish to exchange the Warrant in consideration for the issuance of certain restricted stock;

WHEREAS, the Parties desire to enter into this Agreement to set forth certain matters relating to such exchange (the “Exchange”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE

Section 1.1. Exchange of Warrant.  Upon and subject to the terms and conditions set forth herein, the Warrant Holder hereby surrenders to the Company for exchange, the Warrant, together with all appropriate endorsements and instruments of transfer, and, in exchange therefor, the Company shall issue to the Warrant Holder 600,000 of the Company’s Common Shares (the “Shares”) via the Company’s 2007 Share Incentive Plan, which Shares shall be subject to the provisions of that certain Lockup Agreement attached hereto as Exhibit A (the “Lockup Agreement”).

Section 1.2 Lockup Agreement.  The Company and the Warrant Holder are concurrently entering into the Lockup Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 2.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Warrant Holder, as of the date hereof, as follows:

(a) Organization, Good Standing. The Company is a company duly organized, validly existing and in good standing under the laws of Bermuda.

(b) Power, Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and transactions contemplated herein, including the Exchange.  The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary corporate action, and no further corporate consent or authorization is required for the Company to effect the transactions contemplated hereby.  This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

(c) Issuance of Shares. The Shares have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof upon surrender of the Warrant, the Shares shall be validly issued and outstanding, fully paid and non-assessable.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby does not and will not (i) violate any provision of the Company’s Articles of Incorporation or Bylaws, each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which any of the Company’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the Company.

Section 2.2. Representations and Warranties of the Warrant Holder. The Warrant Holder hereby represents and warrants to the Company, as of the date hereof, as follows:

(a) Power, Authorization, Enforcement. The Warrant Holder has full power and authority to enter into and perform this Agreement, the Lockup Agreement and transactions contemplated herein, including the Exchange.  This Agreement and the Lockup Agreement constitute valid and legally binding obligations of the Warrant Holder, enforceable in accordance with their terms.

(b) Title. The Warrant Holder has record and beneficial ownership of the Warrant and is transferring good and valid title to the Warrant to the Company, free and clear of any claim, interest, mortgage, pledge, lien or security interest.

(c) Investment.  The Warrant Holder (A) understands that the Shares have not been, and will not be, registered under the Securities Act or under any state securities laws, and are being offered and issued in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Shares solely for his own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Shares, and (F) is an accredited investor, as defined in Regulation D under the Securities Act of 1933, as amended.

(d) No Tax Representations.  The warrant Holder understands the tax consequences of the transactions contemplated by this Agreement.  The Warrant Holder confirms that it is not relying on any statements or representations of the Company or any of its agents with respect to the tax effect of the transactions contemplated by this Agreement.  The Warrant Holder has had the opportunity to consult with the Warrant Holder’s own legal, accounting, tax, investment and other advisors, who are unaffiliated with the Company or any affiliate of the Company, with respect to the tax treatment of the transactions contemplated by this Agreement.  The Warrant Holder also acknowledges that he is solely responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1. Fees and Expenses. Each of the Parties will bear his or its own costs and expenses incurred in connection with this Agreement and the transactions contemplated herein.

Section 3.2. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, among the Parties with respect to the subject matter of this Agreement.

Section 3.3. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given when personally delivered, one business day after it is deposited with a nationally recognized courier for overnight delivery or two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Warrant Holder: Barry Zyskind AmTrust Financial Services, Inc. 59 Maiden Lane, 6th Floor New York, NY 10038

If to the Company: Maiden Holdings, Ltd. 131 Front Street Hamilton HM12 Bermuda Attention: Secretary Fax: (441) 292-0471

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Section 3.4. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 3.5. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other; provided, however, that the Company may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates, or (ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases the Company nonetheless shall remain responsible for the performance of all of its obligations hereunder).

Section 3.7. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or any other entity, other than the Parties and their respective successors and permitted assigns.

Section 3.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of Bermuda or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 3.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 3.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 3.11. Certain Interpretive Matters and Definitions.  (i) Unless the context of this Agreement otherwise requires, (A) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement and not to any particular provision of this Agreement; and (B) the term “Section” without any reference to a specified document refer to the specified Section of this Agreement.

(ii) The words “including,” “include” and “includes” are not exclusive and shall be deemed to be followed by the words “without limitation”; if exclusion is intended, the word “comprising” is used instead.

(iii) The word “or” shall be construed to mean “and/or” unless the context clearly prohibits that construction.

(iv) Any reference to any federal, state, local, provincial or foreign statute or law, including any one or more sections thereof, shall be deemed also to refer to, unless the context requires otherwise, all rules and regulations promulgated thereunder, including Treasury Regulations.

(v) Any representation or warranty contained herein as to the enforceability of a contract, including this Agreement, shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(vi) The Parties have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant Exchange Agreement as of the date first above written.

SHAREHOLDER	THE COMPANY Maiden Holdings Ltd.

/s/ Barry Zyskind	By:	/s/ Arturo M. Raschbaum
BARRY ZYSKIND	Name:	Arturo M. Raschbaum
	Title:	President and Chief Executive Officer